EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lynn B. Fuller and Bryan R. McKeag, and each or either one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on FormS-4, and any and all amendments (including post-effective amendments or any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) thereto, for the exchange of up to $75,000,000 agregate principal amount of 5.75% Subordinated Notes due 2014 of Heartland Financial USA, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 3rd day of February, 2015 by the following persons.

Signature	Title	Date
/s/ Lynn B. Fuller	President, Chief Executive Officer, Chairman and Director	February 3, 2015
Lynn B. Fuller

/s/ Bryan R. McKeag	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	February 3, 2015
Bryan R. McKeag

/s/ John K. Schmidt	Director	February 3, 2015
John K. Schmidt

/s/ John W. Cox, Jr.	Director	February 3, 2015
John W. Cox, Jr.

/s/ Mark C. Falb	Director	February 3, 2015
Mark C. Falb

/s/ Thomas L. Flynn	Director	February 3, 2015
Thomas L. Flynn

/s/ R. Michael McCoy	Director	February 3, 2015
R. Michael McCoy

/s/ Kurt M. Saylor	Director	February 3, 2015
Kurt M. Saylor

/s/ James F. Conlan	Director	February 3, 2015
James F. Conlan

Director
Duane E. White